Exhibit 10.6

Agreement for Power of Attorney

This Agreement for Power of Attorney (this “Agreement”) is executed by and among the following Parties on October 21, 2019 in Beijing, the People’s Republic of China (“China” and for the purposes of this Agreement, excludes Hong Kong, Macau and Taiwan):

Party A:	Beijing Burning Rock Biotech Limited, a wholly foreign-owned enterprise incorporated and existing in accordance with the laws of China with Unified Social Credit Code 911101073970319399, whose address is at 2002, 17/F, House 18, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing;

Party B:

HAN Yusheng (ID card number：***)；

NAN Xia (ID card number：***)；

LU Gang (ID card number：***)；

WU Zhigang (ID card number：***)；

ZHOU Dan (ID card number：***)；

SHAO Liang (ID card number：***)；

SI Peijing (ID card number：***)；

CHUAI Shaokun (ID card number：***)；

YIN Dong (ID card number：***)；

ZHAO Jin (ID card number：***)；

Growth No. 12 Investment (Shenzhen) Partnership (Limited Partnership) with the Unified Social Credit Code：91440300359751396F；

Beijing Boleyou Management Consultation Center (Limited Partnership) with Unified Social Credit Code：91110105MA01N1BX62;

Party C:	Burning Rock (Beijing) Biotechnology Co., Ltd., a limited liability company incorporated and existing in accordance with laws of China, with Unified Social Credit Code 911103020896589672, whose address is at 2002, 17/F, House 18, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing.

Party A, Party B and Party C are hereinafter each referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

1.

Party C is a company registered in Beijing, China with limited liability engaging in technology development, transfer, consultation and promotion services, software development as well as investment management. HAN Yusheng, Party B, holds 45.91% of the equity interests in Party C. NAN Xia, Party B, holds 18.11% of the equity interests in Party C. LU Gang, Party B, holds 7.06% of the equity interests in Party C. WU Zhigang, Party B, holds 3.22% of the equity interests in Party C. ZHOU Dan, Party B holds 2.71% of the equity interests in Party C. SHAO Liang, Party B, holds 1.72% of the equity interests in Party C. SI Peijing, Party B, holds 1.95% of the equity interests in Party C. CHUAI Shaokun, Party B, holds 3.18% of the equity interests in Party C. YIN Dong, Party B, holds 0.45% of the equity interests in Party C. ZHAO Jin, Party B, holds 8.76% of the equity interests in Party C. Growth No. 12 Investment (Shenzhen) Partnership (Limited Partnership), Party B, holds 5.97% of the equity interests in Party C. Beijing Boleyou Management Consultation Center (Limited Partnership), Party B, holds 0.95% of the equity interests in Party C. Party B holds 100% of the equity interests in Party C collectively (the “Party B Equity”).

2.

Party A is a wholly foreign-owned enterprise registered in China. On October 21, 2019, Party A and Party C executed an Exclusive Business Cooperation Agreement (the “Exclusive Business Cooperation Agreement”). On October 21, 2019, Party A, Party B and Party C executed an Exclusive Option Agreement (the “Exclusive Option Agreement”). On October 21, 2019, Party A, Party B and Party C executed an Equity Pledge Agreement (the “Equity Pledge Agreement”).

3.

Party B intents to appoint Party A or Party A’ s designated person to exercise the underlying shareholders’ rights (including the voting rights) entitled to Party B as a shareholder of Party C, respectively and Party A intents to agree to such appointment.

In view of the above, the Parties hereby enter into the following agreement through negotiation:

1.	Appointment and Powers

In relation to the Party B Equity, Party B hereby irrevocably appoints Party A or Party A’s designated person (“Attorney”) to exercise the following powers during the term hereof:

1.1

After the execution hereof and as requested by Party A, Party B shall execute a power of attorney, a form of which is set out in Annex 1 hereto), to appoint the Attorney as a sole and exclusive agent of Party B to act on behalf of the Party B with full authority with respect to the all matters concerning the Party B Equity, including but not limited to the following rights (hereinafter the “Powers”):

（1）	to propose to convene, call and participate in Party C shareholders’ meeting;

（2）	to receive any notice of the shareholders’ meeting and related proceedings;

（3）

to exercise all rights and voting rights of a shareholder of Party B in accordance with Chinese laws and the Company’s articles of association, including but not limited to the sale, transfer, pledge or disposal of part or all of Party B Equity, sale, transfer of mortgage, pledge or disposal any or all of Party C’s assets, Party C’s liquidation, etc.;

（4）	to sell, transfer, pledge or otherwise dispose of any or all of Party B’s equity in Party C;

（5）	to nominate, elect, appoint or remove Party C’s legal representative, director, supervisor, chief executive officer, general manager, chief financial officer and other senior management;

（6）	to supervise Party C’s operations results, approve Party C’s annual budget or declaration of dividends, and inspect Party C’s financial information at any time;

（7）	to execute and deliver any written resolutions and minutes of the meeting on behalf of Party B and in the name of Party B;

（8）	to approve Party C’s submission of any registration documents to the competent government authority and the filing of the documents to the relevant company registry;

（9）

when the interests of Party C or Party B is impaired by the actions of Party C’s directors and/or senior management, a shareholder lawsuit or other legal actions shall be filed against such directors and/or senior management;

（10）	to approve the modification of the articles of association of Party C; and

（11）	to exercise other rights to Party B conferred by Party C’s articles of association or related laws and regulations.

1.2

Without limiting the generality of the Powers granted hereunder, Party A and /or the Attorney shall according to the title and appointment hereunder, execute an Exclusive Option Agreement, an Equity Pledge Agreement (including amendments, modifications or restatements thereof, collectively referred to as “Transaction Documents”) and the documents referred in Transaction Documents which Party B is a party thereof on behalf of Party B and perform the terms of the Transaction Documents.

1.3

All actions taken, and all document executed, by Party A and/or the Attorney in relation to Party B Equity are deemed as the actions taken and the document executed by Party B. Party B hereby acknowledges and approves the foresaid action and/or document taken and/or executed by Party A and/or the Attorney.

1.4

Party A has the right to delegate the power of attorney or the above Powers to any other person or entity at its own discretion without prior notice to Party B or obtaining Party B’s consent. If required by Chinese law, the Attorney shall appoint a Chinese citizen to exercise the above Powers.

1.5

Save as otherwise provided hereby, Party A has the right to transfer, use or otherwise dispose of cash, dividends, bonus and other non-cash gains in respect to Party B Equity in accordance with Party B’s oral or written instructions.

2.

For the purpose of exercising the Powers granted hereunder, Party A and /or the Attorney is entitled to access and inspect the the relevant information of Party C, such as its operations, business, customers, financial positions, employees and Party B and Party C shall provide full assistance.

3.	The exercise of the Powers

3.1

Party B will provide full assistance in the exercise of the Powers by Party A and/or the Attorney, including the execution of shareholder’s resolutions or other relevant legal documents of Party A and/or the Attorney in relation to Party C when necessary (such as document required to meet the approval, registration or filing requirements of government departments) and in a timely manner.

3.2

The appointment of the Attorney and grant of the Powers hereunder is subject to the Party A’s consent to such appointment and grant . Party B hereby confirms that Party A has the right to delegate any of the Powers to any entity or individual without the consent of Party B. If and only if Party A issues a written notice to Party B to substitute the Attorney, Party B shall appoint other individuals designated by Party A to exercise the above Powers, and the new power of attorney will supersede the previous one upon execution. Save as aforesaid Party B shall not revoke the appointment of the Attorney and grant of the Powers.

3.3

During the term of this Agreement, if any party of Party B, with the consent of Party A, sells or transfers all or part of the equity interest in Party C held by it to any third party, such Party B must ensure that the third-party transferee executes a power of attorney in a form and content that is substantially consistent with this Agreement prior to the closing of such equity transfer unless Party A agrees in writing to waive such requirement in advance.

3.4

The Attorney shall perform its fiduciary duties in a diligent and prudent manner within the scope of this Agreement , Party B shall recognizes and assumes any responsibility for any legal consequences arising from the exercise of the Powers by Attorney.

3.5

During the term of this Agreement, if the Powers of the Attorney and grant of the Powers is unable to be exercised for any reason (other than by default of Party B or Party C), the Parties shall immediately seek alternative arrangements that are similar to those unable to be exercised, and execute a supplementary agreements to amend or adjust the terms hereof to ensure that the purpose of this Agreement can continue to be fulfilled.

4.	Disclaimer and Compensation

4.1

Each Party agrees that, in any cases, Party A shall not be required to assume any responsibility or make any economic or other ompensation to other Party or any third party for the exercise of the Powers under this Agreement by Party A and/or the Attorney.

4.2

Party B agrees that it shall indemnify Party A and the Attorney and hold them harmless from any loss incurred or may be incurred due to the exercise of Powers hereuner, including but is not limited to any loss arising from litigation, claim for compensation for other claims, arbitration, claims or administrative investigations or penalties imposed by government agencies Party A and/or the Attorney. It shall not be compensated if such loss is incurred as a result of Party A’s and/or the Attorney’s gross negligence or willful misconduct.

5.	Undertakings of Party B

5.1

Without the prior written consent of Party A, Party B will not, directly or indirectly, participate, engage, involve or own the business which is the same as or compete or likely to compete with the main business of Party A or its affiliates, or participate, engage, involve or own the business which is the same as or compete or likely to compete with the main businesses of Party A or its affiliates by means of information obtained from Party A. Furthermore Party B will not hold or obtain any interest in business which is the same as or compete or likely to compete with the main businesses of Party A or its affiliates.

5.2

If Party B becomes person without civil capacity or a person with limited capacity for civil activity by reason of liquidation or otherwise, the administrator of Party B shall continue to perform its obligations and enjoy the rights provided that it should continue to perform the provisions of this Agreement.

5.3

Party B undertakes that, from the date hereof, except that Party B ceases to hold any equity in the Company and regardless of any change in its shareholding in Party C, Party A will be appointed to exercise all of its shareholder rights in Party C.

5.4

For the purpose of exercising the Powers hereunder, the Attorney has the right to access the Company’s operations, business, customers, financial information, employees and other related information and inspect the related information, and Party B and Party C shall fully cooperate with this.

5.5

Party B undertakes that, during the term when Party B is Party C’s shareholder, the this Agreement and the Powers granted hereunder shall be irrevocable, unless there is a request in respect to variation or termination made by Party A. This Agreement shall remain in effect since the date of execution hereof.

5.6

Party B undertakes that, during the term hereof, Party B hereby waives all rights in respect to Party B Equity that has been granted through this Agreement to Party A. Party B shall not be exercised such rights on its own.

5.7

Party B undertakes that, all actions taken, and all document executed, by the Attorney in relation to Party B Equity are deem as the actions taken and the document executed by Party B. Party B will acknowledge the foresaid.

5.8

Party B undertakes that, the Attorney has the right to delegate any of the Powers to the other person or entity at its own discretion without prior notice to Party B or obtaining Party B’s consent. If required by Chinese law, the Attorney shall appoint a Chinese citizen to exercise the above Powers.

5.9

Save as otherwise provided hereby, the Attorney has the right to transfer, use or otherwise dispose of cash, dividends, bonus and other non-cash gains or other assets in respect to Party B Equity in accordance with Party B’s oral or written instructions.

6.	Representations and Warranties

6.1	Party B jointly and separately represents and warrants as follows:

（1）	Party B are citizens/enterprises of China, having full capacity to act. Party B has a complete and independent legal status and legal capacity and can independently act as a party of a litigation;

（2）

Party B has full power and authority to execute and deliver this Agreement and all other documents relating to the transactions described in this Agreement, full power and authority to execute and deliver all other documents to be executed and full power and authority to complete the transactions described herein;

（3）

This Agreement shall be executed and delivered by Party B in a legal and appropriate manner. This Agreement constitute Party B’s legal and binding obligations which shall be enforceable in accordance with the terms thereof;

（4）

Party B is the legal shareholder registered in Party C’s register of members at the time of this Agreement becomes effective. Except for the rights set forth in this Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement, there is no third party right created on Party B Equity. Under this Agreement, Party A and /or the Attorney may exercise the Powers in full in accordance with the Company article of association in force at that time.

6.2	Party A and Party C hereby represent and warrant as follows, respectively:

（1）

It is a limited liability company incorporated and existing in accordance with laws of China, respectively and is a legal person. It has a complete and independent legal status and legal capacity to execute, deliver and deliver this Agreement, and can independently act as a party of a litigation;

（2）

It has full power and authority to execute and deliver this Agreement and all other documents relating to the transactions described in this Agreement, full corporate power and authority to execute and deliver all other documents to be executed and full power and authority to complete the transactions described herein.

6.3

Party C further represent and warrant that, Party B is the legal shareholder registered in Party C’s register of members at the time of this Agreement becomes effective. Under this Agreement, Party A and/or the Attorney may exercise the Powers in full and complete in accordance with the Company article of association in force at that time.

7.	Term

7.1	This Agreement is executed on and shall take effect as of the date first above written. Unless this Agreement is terminated as specified herein by Party A, this Agreement shall remain in force.

7.2

During the term hereof, Party A may, at its sole discretion, terminate or release this Agreement unconditionally by giving written notice to Party B in advance without any liability. Party B and/or Party C is not entitled to terminate this Agreement unilaterally unless as required by mandatory requirements of the Chinese Laws.

7.3

If any party of Party B transfers its entire equity interest in Party C with the prior written consent of Party A, such party will no longer be a party to this Agreement, but the obligations and undertakings of the other parties under this Agreement will not be affected by it.

8.	Governing Laws and Dispute Settlement

8.1	Governing Laws

The execution, effectiveness, interpretation, performance, modification and termination hereof and the settlement of disputes hereunder shall be governed by Chinese laws.

8.2	Dispute Settlement

Any dispute arising from the interpretation and performance hereof shall be settled by the Parties through bona fide negotiation. Where the Parties fail to reach any agreement within thirty (30) days after either Party request for settlement of the dispute through negotiation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing, and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties.

8.3

Where any dispute arises from the interpretation and performance hereof, or during the period when any dispute is subject to arbitration, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

9.	Notice

9.1

All notices and other communications to be sent as required or permitted hereunder shall be sent by hand or postage prepaid registered mail, commercial courier service or fax to the following address of the receiving Party. For each notice, a confirmation letter shall be sent via email. Such notice shall be deemed effectively delivered on:

9.1.1	the date of delivery or rejection at the designated receiving address, if sent by hand, courier service or postage prepaid registered mail.

9.1.2	the date of successful transmission (evidenced by an automatically generated message confirming the transmission), if sent by fax.

9.2	For the purpose of notice, both Parties’ addresses are as follows:

Party A：	Beijing Burning Rock Biotech Limited

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	HAN Yusheng
Telephone:	***

Party B：	HAN Yusheng

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	HAN Yusheng
Telephone:	***

Party B：	NAN Xia

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	NAN Xia
Telephone:	***

Party B：	LU Gang

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	LU Gang
Telephone:	***

Party B：	WU Zhigang

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	WU Zhigang
Telephone:	***

Party B：	ZHOU Dan

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	ZHOU Dan
Telephone:	***

Party B：	SHAO Liang

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	SHAO Liang
Telephone:	***

Party B：	SI Peijing

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	SI Peijing
Telephone:	***

Party B：	CHUAI Shaokun

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	CHUAI Shaokun
Telephone:	***

Party B：	YIN Dong

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	YIN Dong
Telephone:	***

Party B：	ZHAO Jin

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	ZHAO Jin
Telephone:	***

Party B：	Growth No. 12 Investment (Shenzhen) Partnership (Limited Partnership)

Address:	Floor 26, Block A, East Pacific International Center, No. 7888 Shennan Avenue, Xiangmihu Sub-district, Futian District, Shenzhen
Attention:	CAI Yunqiao
Telephone:	136 0040 1961
Fax:	***

Party B：	Beijing Boleyou Management Consultation Center (Limited Partnership)

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	HAN Yusheng
Telephone:	***

Party C：	Burning Rock (Beijing) Biotechnology Co., Ltd.

Address:	Room 2002, House 18, Jian Wai SOHO West area, No. 39 Dong San Huan Middle Road, Chaoyang District, Beijing
Attention:	HAN Yusheng
Telephone:	***

9.3	Either Party may change at any time its address for the receipt of notices by notifying the other Party in accordance with the terms of this clause.

10.	Confidentiality

The Parties acknowledge that any oral or written information exchanged in respect hereof shall be confidential information (“Confidential Information”). Each Party shall keep confidential all such Confidential Information and, without the written consent of the other Parties, may not disclose to any third party any relevant information, unless: (a) the public is or will be aware of such information (which is not caused by any disclosure by the receiving Party to the public); (b) such information shall be disclosed as required by applicable laws or the rules or provisions of any securities exchange; or (c) any Party is required to disclose such information to its shareholder, director, relevant employee, legal consultant or financial consultant with respect to any transaction provided for hereunder, and such shareholder, director, relevant employee, legal consultant or financial consultant is also required to be bound by confidentiality obligation similar to that provided for in this clause. The disclosure of any Confidential Information by any shareholder, director, staff or organization employed by any Party shall be deemed as disclosure of such Confidential Information by such Party, and such Party shall bear legal liability for its violation hereof.

This clause shall survive the termination hereof for whatever reason.

11.	Further Assurance

The Parties agree to promptly execute documents and take further actions reasonably required for or favorable to the implementation of the provisions and purposes hereof.

12.	Default

If Party B or Party C substantially violates any of the agreements made hereunder, Party A is entitled to terminate this Agreement and/or claim damages to be provided by Party B or Party C. Nothing in this Article 12 shall prejudice any other rights of Party A hereunder.

13.	Miscellaneous

13.1	Amendment, modification and supplement

Any amendments, modifications and supplements hereto shall be made in writing and take effect after the signature or seal of the Parties. The Parties agree that, Party A is entitled to unilaterally request amendment, modification and supplement of this Agreement. If Party A request to do so, other Parties shall cooperate with the execution of relevant agreements. Modification agreements and/or supplementary agreements executed by Parties in relation to this Agreement shall be an integral part hereof, and shall have the same legal force and effect as this Agreement.

13.2	Entire Agreement

This Agreement, when executed, shall supersede other legal document entered into among the Parties relating to the same matter.

Except for any written amendments, supplement or modification made after the date hereof, this Agreement constitutes the entire agreement between the Parties relating to the matter agreed hereunder and supersedes any oral and written negotiations, statements and contracts relating thereto, including the Agreement for Power of Attorney signed on January 4, 2019 between Party A and Party B.

The Annex hereto shall be an integral part hereof.

13.3	Headings

The headings herein are for the convenience of reading only, and shall not be used for the interpretation or explanation of or in any other respect affecting the meaning of the provisions hereof.

13.4	Language and Counterpart

This Agreement is written in Chinese in four (4) counterparts, with each Party holding one (1) copy respectively, both of which shall have the same legal force and effect.

13.5	Transfer of rights and obligations

Without the prior written consent of Party A, Party B and Party C may not transfer any of its rights and obligations hereunder to any third party. Party B and Party C agree that Party A may transfer its rights and obligations hereunder to any third party by notifying Party B and Party C in writing in advance without the consent of Party B and Party C.

13.6	Severability

Where any provision(s) hereof is/are determined by any laws or regulations to be void, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or damaged in any respect. The Parties shall endeavor through bona fide negotiation to replace such void, illegal or unenforceable provision(s) with valid provision(s) to the maximum extent permitted by laws and expected by the Parties and the economic effects of such valid provision(s) shall be similar to that of such void, illegal or unenforceable provision(s).

13.7	Successor

This Agreement shall be binding upon and inure to the benefit of the respective successors of the Parties and the permitted assignees of such Parties.

13.8	Survival

13.8.1	Any obligation arising from this Agreement or becoming due prior to the expiry or early termination hereof shall survive the expiry or early termination hereof.

13.8.2	The requirement under Articles 8, 10 and 12 and this Article 13.8 hereof shall survive the termination hereof.

13.9	Waiver

Any Party may waive any terms and conditions hereof, provided that such waiver shall be made in writing and executed by the Parties. The waiver by any Party under certain circumstances with respect to other Parties’ breach of contract shall not be deemed as waiver by such Party under other circumstances with respect to similar breach of contract.

—— The following is the signature page ——

[this is a signature page of the Agreement for Power of Attorney and the remainder of which is intentionally left blank]

Party A：

Beijing Burning Rock Biotech Limited (Seal)

Signature:  /s/ HAN Yusheng

Name: HAN Yusheng

Title: Legal Representative

[this is a signature page of the Agreement for Power of Attorney and the remainder of which is intentionally left blank]

Party B：

HAN Yusheng		NAN Xia

Signature:	/s/ HAN Yusheng	Signature:	/s/ NAN Xia

LU Gang		WU Zhigang

Signature:	/s/ LU Gang	Signature:	/s/ WU Zhigang

ZHOU Dan		SHAO Liang

Signature:	/s/ ZHOU Dan	Signature:	/s/ SHAO Liang

SI Peijing		CHUAI Shaokun

Signature:	/s/ SI Peijing	Signature:	/s/ CHUAI Shaokun

YIN Dong		ZHAO Jin

Signature:	/s/ YIN Dong	Signature:	/s/ ZHAO Jin

[this is a signature page of the Agreement for Power of Attorney and the remainder of which is intentionally left blank]

Party B：

Growth No. 12 Investment (Shenzhen) Partnership (Limited Partnership) (Seal)

Signature:   /s/ ZHOU Kexiang

Name: ZHOU Kexiang

Title: Legal Representative

[this is a signature page of the Agreement for Power of Attorney and the remainder of which is intentionally left blank]

Party B：

Beijing Boleyou Management Consultation Center (Limited Partnership) (Seal)

Signature:    /s/ HAN Yusheng

Name: HAN Yusheng

Title: Legal Representative

[this is a signature page of the Agreement for Power of Attorney and the remainder of which is intentionally left blank]

Party C：

Burning Rock (Beijing) Biotechnology Co., Ltd. (Seal)

Signature:   /s/ HAN Yusheng

Name: HAN Yusheng

Title: Legal Representative

Annex 1

Power of Attorney

I, [●], a Chinese citizen/Chinese enterprise, ID card number: [●]/Unified Social Credit Code: [●], executed this Power of Attorney on [●], 2019. This Power of Attorney shall take effect from date on which this Power of Attorney is executed. As of the date hereof, I hold [●]% of the equity interest in Burning Rock (Beijing) Biotechnology Co., Ltd. (the “Company”).

I hereby irrevocably appoint Beijing Burning Rock Biotech Limited (“WFOE”）/a person desigated by Beijing Burning Rock Biotech Limited (ID card number: [●]) (the “Attorney”), to authorize [WFOE/Attorney] as the my agent to exercise the following rights as a shareholer of the Company on my behalf:

（1）	to propose to convene, call and participate in the shareholders’ meeting of the Company;

（2）	to receive any notice of the shareholders’ meeting and related proceedings;

（3）

exercise all shareholders’ rights and voting rights to which I am entitled in accordance with Chinese laws and the Company’s articles of association, including but not limited to the sale, transfer, pledge or disposal of all of or part of the my Equity, sale, transfer, charge, pledge or disposal of all of or part of the Company’s asset, liquidation of the Company;

（4）	to sell, transfer, pledge or otherwise dispose of any or all of my equity in the Company;

（5）

nominate, elect, designate and appoint or remove on my behalf the Company’s legal representative, directors, supervisors, chief executive officer, general manager, chief financial officer and other senior executives;

（6）	to supervise the Company’s operations results, approve the Company’s annual budget or declare dividends, and access the Company’s financial information at any time;

（7）	to execute and deliver any written resolutions and minutes of the meeting on my behalf and act in my name;

（8）

to approve the Company’s submission of any registration documents to the competent government authority and the filing of the documents the competent government authority and the filing of the documents;

（9）

when the Company’s interests or my interest is impaired by the actions of the Company’s directors and/or senior management, shareholder lawsuit or other legal actions shall be filed against such directors and/or senior management;

（10）	to approve the modification of the articles of association of the Company;

（11）	to exercise my other rights conferred by the Company’s articles of association or related laws and regulations.

I hereby irrevocably appoint [WFOE/Attorney] as my attorney to execute on my behalf of the the legal document required or necessary for the Burning Rock (Beijing) Biotechnology Co., Ltd.’s exercise of its interest in the Exclusive Option Agreement and the Equity Pledge Agreement which were singed between I and Burning Rock (Beijing) Biotechnology Co., Ltd. and complete all relevant registeration with the Administration for Industry and Commerce.

I hereby irrevocably confirm that unless the WFOE issues instructions requesting substitute of the Attorney, the term of the Power of Attorney hereunder is extended until the expiry of, or early terminated of, the Agreement for Power of Attorney executed among I, the WFOE and the Company on October 21, 2019.

I hereby irrevocably confirm that any dispute arising from the interpretation and performance hereof or in relation hereof, either I and the Attorney may submit the dispute to China International Economic and Trade Arbitration Commission for settlement in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties. Except for the matters under period when any dispute is subject to arbitration, this Power of Attorney shall survive during the arbitration.

Signature: